Exhibit 10.1(b)

AMENDED AND RESTATED OFFICE LEASE

for

212 Church Road, Upper Gwynedd, Pennsylvania

by and between

212 CHURCH ASSOCIATES, L.P.
(as Landlord)

and

ICON CLINICAL RESEARCH, INC.
(as Tenant)

Dated: January 1, 2001

          THIS AMENDED AND RESTATED LEASE (the “Lease”) is made as of the 1st day of January, 2001 between 212 CHURCH ASSOCIATES, L.P., a Delaware limited partnership (hereinafter referred to as “Landlord”), whose address is c/o First Evergreen, 101 Eisenhower Parkway, Roseland, New Jersey 07068; and ICON CLINICAL RESEARCH, INC., a Pennsylvania corporation (hereinafter referred to as “Tenant”), with offices at 212 Church Road, Upper Gwynedd Township, Pennsylvania 19486.

PREAMBLE
BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.          ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

2.          BROKER(S) shall mean Julien J. Studley, Inc.

3.          BUILDING shall mean 212 Church Road, Upper Gwynedd Township, Pennsylvania as described on Exhibit A hereto.

4.          BUILDING HOLIDAYS shall be those shown on Exhibit D.

5.          COMMENCEMENT DATE shall be January 1, 2001.

6.          DEMISED PREMISES OR PREMISES shall consist of approximately Ninety-three Thousand Seven Hundred Ninety-five (93,795) gross rentable square feet located in the Building.

7.          EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof:

Rider A	Renewal Option
Exhibit A	Building
Exhibit B	Rules and Regulations
Exhibit C	Intentionally Omitted
Exhibit D	Building Holidays
Exhibit E	Tenant Estoppel Certificate
Exhibit F	Guaranty
Exhibit G	General Waiver of Liens

8.          EXPENSE STOP shall mean the actual Annual Operating Costs incurred during calendar year 1999 (estimated to be approximately Four and 00/100 ($4.00) Dollars per rentable square foot per year).

9.          EXPIRATION DATE shall be 11:59 p.m. on April 30, 2011.

10.        FIXED BASIC RENT Fixed Basic Rent for the Premises shall be as set forth below (net

Date	Rentable Sq. Ft.	Rate Per Rentable Sq. Ft.		Yearly Installment		Monthly Installment

01/01/01-01/31/01	93,795	$17.75		$1,664,861.25		$138,738.44

02/01/01-01/31/02	93,795	$18.25	*	$1,711,758.75	*	$142,646.56	*

02/01/02-01/31/03	93,795	$19.75		$1,852,451.25		$154,370.94

02/01/03-01/31/04	93,795	$20.25		$1,899,348.75		$158,279.06

02/01/04-01/31/05	93,795	$20.75		$1,946,246.25		$162,187.19

02/01/05-01/31/06	93,795	$21.25		$1,993,143.75		$166,095.31

02/01/06-01/31/07	93,795	$21.75		$2,040,041.25		$170,003.44

02/01/07-01/31/08	93,795	$22.00		$2,063,490.00		$171,957.50

02/01/08-01/31/09	93,795	$22.25		$2,086,938.75		$173,911.56

02/01/09-01/31/10	93,795	$22.75		$2,133,836.25		$177,819.69

02/01/10-01/31/11	93,795	$23.25		$2,180,733.75		$181,727.81

02/01/11-04/30/11	93,795	$23.75		$2,227,631.25		$185,635.98

*Subject to increase as set forth in Section 27 hereof.

11.          LOCKBOX ADDRESS shall mean 212 Church Associates, L.P., P.O. Box 18249, Newark, New Jersey 07191.

12.          PROPERTY shall mean the Building together with the underlying land.

13.          PROPERTY MANAGER shall mean Insignia, Esg, Inc., 70 East Swedesford Road, Malvern, Pennsylvania 19355.

14.          PROPORTIONATE SHARE shall mean one hundred percent (100%).

15.          SECURITY DEPOSIT shall be equal to One Hundred and Sixty Thousand Dollars ($160,000.00) subject to Section 37 of the Lease.

16.          TERM shall mean ten (10) years four (4) months from the Commencement Date unless terminated or extended pursuant to any option or provision contained herein.

WITNESSETH

          WHEREAS, Landlord’s predecessor-in-interest, O’Neill Lansdale Properties, L.P., and Tenant entered into an Office Space Lease dated September 25, 1998, as amended July 22 and November 2, 1999 and February 24, 2000 and further amended November 17, 2000 (hereinafter the “Original Lease”), whereby Tenant is presently in possession of premises (hereinafter “Premises”) containing approximately 93,795 gross rentable square feet of space in the building (hereinafter the “Building”) located at 212 Church Road in Upper Gwynedd Township, Pennsylvania; and

          WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease as hereinafter provided.

          NOW THEREFORE, for and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant, intending to be legally bound, agree as follows:

          1.          Definitions. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 41 and throughout this Lease.

          2.          Premises. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble. The Tenant’s interest in the Premises as tenant shall include the right, in common with Landlord to use driveways, sidewalks, loading and parking areas and other facilities which are located within the Property (the “Common Facilities”). Landlord’s use of the Common Facilities shall be for the limited purpose of complying with all applicable laws and its obligations hereunder. In addition to the foregoing, Tenant’s interest in the Premises as tenant shall include the right, in common with the Landlord, to use that portion of the roof of the Building as shall be reasonably necessary for the installation and use of one or more microwave dishes or other communications antenna and associated equipment provided that the placement of such equipment is approved in writing by Landlord, in advance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall have no obligation to pay rent for such right, but Tenant shall, at its sole cost and expense, maintain and repair any damage to the roof arising out of its use of the roof, comply with all applicable laws and obtain any necessary permits regarding such use. Upon the expiration or earlier termination of this Lease, Tenant shall remove all such equipment from the roof and repair any resulting damage thereto. Notwithstanding anything to the contrary contained herein, Landlord expressly reserves the right to use the balance of the roof as it deems appropriate in its sole discretion, provided, however, such use by Landlord shall not unreasonably interfere with the rights granted to Tenant hereunder.

          3.          Intentionally Omitted.

          4.          Term. The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date specified in the Preamble.

          5.          Use of Premises. Tenant shall occupy the Premises throughout the Term and shall use the same for, and only for, the Permitted Use specified in the Preamble. The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord’s reasonable judgment, exceed such load limits.

          6.          Rent. Unless otherwise specifically requested by Landlord at any time, Fixed Basic Rent, Additional Rent and any other rent or other sums due under this Lease (hereunder collectively referred to as Rent) shall be paid to Landlord at the Lockbox Address set forth in the Preamble, in the amounts, time and manner more particularly provided in this Lease.

                       a)          Fixed Basic Rent. Commencing on the Commencement Date and continuing through the Term, Tenant shall pay Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be apportioned on a per diem basis for the period between the Commencement Date and the first day of the first full calendar month in the Term and such apportioned sum shall be paid on the Commencement Date.

                       b)          Additional Rent. Commencing on the Commencement Date and continuing through the Term, Tenant shall pay to Landlord as Additional Rent, its Proportionate Share of Annual Operating Costs to the extent same exceeds the Expense Stop. Additional Rent shall be calculated and payable as follows:

                                    i)          Annual Operating Costs. The term “Annual Operating Costs” shall mean all costs Landlord reasonably and necessarily incurs from owning, operating and maintaining the Building and the lot or tract of land on which it is situated (the “Property”). Annual Operating Costs shall include, by way of example rather than limitation: insurance costs, including premiums; fees; Impositions (defined below); costs for repairs, maintenance and service contracts; management fees (not to exceed $.412 per rentable square foot per annum of the Premises for the first lease year, not to increase by more than three (3%) percent per lease year thereafter), landscaping; snow removal; governmental permits fees; costs of compliance with governmental orders and regulations; administrative and overhead expenses; costs of furnishing water, sewer, electricity, gas, fuel, and other utility services, for use in common areas of the Building and Property; and the cost of janitorial service and trash removal; excluding, however, from Annual Operating Costs the following: costs which are treated as capital expenditures (except as provided in Sections 9(e) and 10(b)) under generally accepted accounting principles; mortgage debt or ground rents incurred by Landlord as owner of the Property; income, excess profits, corporate capital stock or franchise tax imposed or assessed upon Landlord, unless (but only to the extent) such tax or any similar tax is levied or assessed, in lieu of all or any part of any currently existing Imposition or an increase in any currently existing Imposition; leasing commissions, accountants’, consultants’ or attorneys’ fees, costs and disbursement and other expenses incurred in the defense of Landlord’s title to or interest in the Building and in connection with any proceedings involving real property taxes other than disputes regarding tax assessment and reduction of real property taxes; costs of construction of the Building and related facilities and correction of defects in construction of the Building (including permit, license and inspection fees); costs of any items covered by any warranty to the extent of the warranty coverage, all financing costs, fees and higher interest charges caused by Landlord’s financing or refinancing the Building; all repairs to the interior of the Building of a structural nature (not made necessary by unusual use by Tenant (the parties agree that Tenant’s use in accordance with this Lease shall not be deemed unusual); costs incurred due to violation by Landlord of the terms and conditions of any lease governmental, law order or regulation in existence as of the Commencement Date; overhead and profit increment paid to subsidiaries or affiliates of Landlord, or to any party as a result of a noncompetitive selection process, for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceed the costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; general overhead and administrative expenses except salaries of on-site property manager, management secretary and maintenance man (not to exceed the time devoted to the Building); any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord and others; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; all items and services for which Tenant reimburses Landlord or pays third persons; commissions, advertising, and promotional expenditures; costs incurred in managing or operating any parking facilities; resurfacing of the parking area or of the driveways on the Property; expenditures for which Landlord is reimbursed from any insurance carrier or from any other source; the cost of repairs or replacements incurred by reason of fire or other insured casualty or condemnation; depreciation; bad debt loss, rent loss, or reserves for either of them; taxes other than Impositions; costs for sculpture, decorations, paintings or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; costs incurred by Landlord arising out of its failure to perform or breach any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease; fines or penalties incurred by Landlord due to violations of or non-compliance with any applicable legal requirements; costs incurred in the removal, abatement or other treatment of underground storage tanks or hazardous substances present in the Building or on or under the Property; the costs of installing, operating and maintaining a specialty improvement, including, but not limited to an athletic, luncheon or recreational club or facility; the value or lost income to Landlord of any office space in the Building which is utilized for the management of the Building; the cost of any capital improvement (including lease payments for rented equipment the cost of which would constitute a capital expenditure if purchased), which may be required by any governmental authority under any governmental law, regulation or order that was applicable to the Building as of the Commencement Date; nor any other expense which under generally accepted accounting principles and practice would not be considered a normal maintenance or repair expense. “Impositions” shall mean all levies, taxes, assessments, charges, imposts, and burdens, of whatever kind and nature, ordinary and extraordinary, which are assessed or imposed during the Term by any federal, state or municipal government or public authority or under any law, ordinance or regulation thereof or pursuant to any recorded covenants or agreements upon or with respect to the Property or any part thereof, any improvements thereto, any personal property necessary to the operation thereof and owned by Landlord or this Lease but shall not include any federal, state or local income, franchise, capital stock, estate inheritance or transfer taxes.

                                    ii)         Estimated Payments - Expense Statement and Reconciliation.

                                (1)        Landlord shall submit to Tenant as soon as reasonably possible (but in no event later than one hundred fifty (150) days) after the beginning of each calendar year of the Term, the following:

                                              (a)          a statement setting forth (i) the actual Annual Operating Costs for the previous calendar year of the Term and (ii) a calculation of Tenant’s Proportionate Share of the increase above the Expense Stop (the “Expense Statement”); and

                                                (b)          a statement of Landlord’s good faith estimate of the Annual Operating Costs for the current calendar year and (2) a calculation of Tenant’s Proportionate Share of the increase above the Expense Stop for the current calendar year (“Tenant’s Estimated Share”).

                                    (2)        Beginning with the next installment of Fixed Basic Rent due after the delivery of the aforesaid statements to Tenant, Tenant shall pay to Landlord, on account of its Proportionate Share of the Annual Operating Costs, the following:

                                               (a)          a sum equal to the product of one-twelfth (1/12) of Tenant’s Estimated Share and the number of calendar months elapsed during the current calendar year up to and including the month payment is made (less all amounts paid by Tenant on account of Tenant’s Estimated Share for the current calendar year), plus any amounts due from Tenant to Landlord on account of Tenant’s Proportionate Share of the increase in the Annual Operating Costs for any prior period(s) of time, less

                                              (b)          a sum equal to the amount, if any, by which the sum of all payments made by Tenant to Landlord on account of Tenant’s Proportionate Share of the increase in the Annual Operating Costs for the previous calendar year exceed those actually specified in the Expense Statement (and any excess shall be applied against future payments of Tenant’s Estimated Share).

                                 (3)        On the first day of each succeeding calendar month until such time as Tenant receives a new Expense Statement and statement of Tenant’s Estimated Share, Tenant shall pay to Landlord, on account of its Proportionate Share of Annual Operating Costs, one-twelfth (1/12) of the then current Tenant’s Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Annual Operating Costs not yet determined as of the expiration of the Term shall be made within thirty (30) days after submission to Tenant of the next Expense Statement.

                       c)          Disputes. Unless Tenant, within one hundred and twenty (120) days after any Expense Statement is furnished, shall give notice to Landlord that Tenant disputes said statement, specifying in reasonable detail the basis for such dispute, each statement furnished to Tenant by Landlord under any provision of this Section shall be conclusively binding upon Tenant and Landlord as to the particular Expense Statement and the Additional Rent stated therein to be due from Tenant for the period represented thereby. Tenant shall have the right at reasonable times to examine the records used in making the aforestated determinations, upon written notice in advance; provided, however, such disputed amount shall have been paid by Tenant to Landlord. In the event any such examination shall reveal an adverse variance in excess of 5% of the total operating expenses of which Tenant is required to pay their Proportionate Share, Landlord shall reimburse Tenant for the reasonable cost of such examination within thirty (30) days after demand and immediately refund Tenant its Proportionate Share of such obligation. Tenant shall make all payments of Additional Rent without delay and regardless of any pending dispute over the amount of Additional Rent that is due in accordance with the statements furnished by Landlord. Landlord shall have the right to retain a reasonable portion of Tenant’s security deposit until all Additional Rent payable by Tenant is determined and paid.

                       d)          Independent Covenant; Survival. Tenant’s covenant to pay Rent is independent of any other covenant, agreement, term or condition of this Lease. Without limitation of any obligation of Tenant or Landlord under this Lease which shall survive the expiration of the Term, the obligation of Tenant to pay Rent shall survive the expiration of the Term.

          7.          Insurance.

                       a)          Tenant Liability. Tenant, at Tenant’s sole cost and expense, shall maintain and keep insurance in effect throughout the Term against liability for bodily injury (including death) and property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $2,000,000.00 for each person and $5,000,000.00 in the aggregate for bodily injury (including death) to more than one (1) person and $2,000,000.00 for property damage. The policies of comprehensive general public liability insurance shall name Landlord and Tenant (and if requested, any mortgagee of Landlord) as the insured parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. At least ten (10) days prior to the Commencement Date, and thereafter upon Landlord’s request, a certificate of insurance shall be delivered to Landlord proving compliance with the foregoing requirements. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy upon demand, Landlord shall have the right to purchase such insurance. All payments made by Landlord for such insurance shall be recoverable by Landlord from Tenant, together with interest thereon, as Additional Rent promptly upon demand. Notwithstanding anything contained herein to the contrary, Tenant may self-insure all of its personal property situated within the Premises against property damage and destruction.

                       b)          Landlord Liability. Landlord shall maintain throughout the term of this Lease commercial general liability insurance for the Common Facilities in such amount as Landlord, in its reasonable judgment, deems appropriate.

                       c)          Waiver of Subrogation. The parties to this Lease each release the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees. If any policy does not permit such a release of liability and a waiver of subrogation, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefitting therefrom agrees to pay the amount of such additional premium promptly upon demand. In the event a party is unable to obtain such a waiver, it shall immediately notify the other party of its inability. In the absence of such notifications, each party shall be deemed to have obtained such waiver of subrogation.

                       d)           Increase of Premiums. Tenant will not do anything or fail to do anything or permit anything to be done which will cause the cost of Landlord’s insurance to increase or which will prevent Landlord from procuring insurance (including but not limited to public liability insurance) from companies, and in a form, satisfactory to Landlord. If any breach of this subsection (c) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent promptly upon demand. If Tenant does anything or fails to do anything or permits anything to be done for which insurance cannot be obtained, Landlord may terminate this Lease after reasonable notice and opportunity to cure.

          8.          Repairs and Maintenance.

                       a)          Tenant shall, throughout the Term and at Tenant’s sole cost and expense, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as stated, Tenant will make all necessary repairs and replacements. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Facilities for other than their intended use as reasonably specified by the Landlord from time to time.

                       b)          Landlord shall, throughout the Term, make all necessary repairs to the Common Facilities, structural elements of the Premises and other improvements located on the Property and to maintain the plumbing, air conditioning and electrical systems, windows, floors, and all other items which constitute a part of the Premises and are installed or furnished by the Landlord; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall keep and maintain all Common Facilities of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. The expenses Landlord incurs in performing its obligations under this Paragraph 8(b) shall be included in the Annual Operating Costs under Section 6(b) above.

                       c)          Notwithstanding the foregoing, repairs and replacements to the Premises and the Property arising out of or caused by Tenant’s misuse of the Premises, by Tenant’s installation of alterations, additions, improvements, trade fixtures or equipment in or upon the Premises or by any negligent act of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at Tenant’s sole cost and expense and Tenant shall pay Landlord the reasonable cost of any such repair or replacement, as Additional Rent, upon demand, but only to the extent that the cost of such repair or replacement is not covered by insurance required hereunder to be carried by Landlord.

          9.           Utilities and Services.

                       a)           Landlord shall furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices twenty four hours per day each during the Term. The HVAC equipment at the Premises shall provide interior conditions of 75 degrees dry bulb when the outside conditions are 93 degrees dry bulb for summer and 70 degrees dry bulb for winter when the outside conditions are 10 degrees dry bulb for winter. The Building air conditioning system shall provide ventilation at a rate not less than 20 cubic feet per minute per person in office areas and not less than 75 cubic feet per minute per fixture for the public restrooms. Tenant agrees to pay as Additional Rent all charges for electricity and gas used by Tenant at the Premises based upon its metered usage as reasonably determined by Landlord unless the Premises is separately metered. If Tenant shall require electricity or install electrical equipment using current in excess of 110 volts or which will in any way increase the amount of electricity furnished by Landlord for general office use (including but not limited to electrical heating or refrigeration equipment or electronic data processing machines), Tenant will obtain prior written approval from Landlord and will pay, as Additional Rent, for the resulting additional direct expense to Landlord, including the expense resulting from the installation of any equipment and meters, promptly upon receipt of an invoice from Landlord.

                       b)          Within the common areas of the Building and within the Premises, Landlord shall furnish: (1) adequate gas and electricity, (ii) hot and cold water and sewer, (iii) lavatory facilities and supplies, (iv) normal and customary cleaning services (on a five-day a week basis, Building Holidays excepted) after business hours, (v) heat and air conditioning in season, and Landlord shall supply (vi) landscaping, (vii) parking lot maintenance, (viii) common area maintenance and (ix) snow and ice removal (“Landlord’s Services”). Tenant shall be responsible for its Proportionate Share of such services in accordance with Section 6(b) hereof. Notwithstanding anything contained to the contrary in Section 6(b)(i) herein, Tenant acknowledges that it has elected to use its own janitorial service company, which company has been approved by Landlord. As a result of the foregoing, Landlord’s expenses for janitorial service to the Premises shall not be included in Annual Operating Expenses or calculated into the Expense Stop, and Tenant shall be entitled to a credit against the Fixed Basic Rent in an amount equal to Seventy-four Thousand Six Hundred Seventy-six and 66 ($74,676.66) Dollars per annum which shall be credited monthly against the Fixed Basic Rent in the amount of Six Thousand Two Hundred Twenty-three and 06/100 ($6,223.06) Dollars. At any time during the Term, if Tenant shall cease to use its own janitorial service company, Landlord, upon thirty (30) days prior notice, shall provide janitorial service to Tenant, five days per week, after regular business hours, and the costs of such service will be added to the Annual Operating Expenses and passed through to Tenant as set forth in Section 6.

                       c)           Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any Landlord’s Services beyond the reasonable control of Landlord.

                       d)           Landlord’s Services shall be provided in a manner consistent with the operation of comparable office buildings in the competitive area of the Building. Notwithstanding anything to the contrary contained in this Lease, if (i) Landlord ceases to furnish any Landlord’s Service in the Building, and Tenant notifies Landlord of such cessation in writing (the “Interruption Notice”), (ii) such cessation does not arise as a result of the gross negligence of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case Section 15 shall control), (iv) the repair or restoration of such service is reasonably within the control of Landlord, and (v) as a result of such cessation, the Premises or material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises or a substantial portion thereof in the normal course of its business) and Tenant, in fact ceases to use the Premises, or material portion thereof, then, commencing on the third (3rd) Business Day after the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, all Rent hereunder shall be abated on a per diem basis for each day of such interruption based upon the percentage of the Premises so rendered untenantable and not used by Tenant and such abatement shall continue until the date the Premises becomes tenantable again. Notwithstanding anything in this Lease to the contrary, if such period lasts for more than ninety (90) days, Tenant may terminate this Lease upon ten (10) days written notice to Landlord, provided, however, that if during the ten (10) day period following Tenant’s notice to Landlord, Landlord shall restore such interrupted service, this Lease shall continue. In making all repairs and restorations hereunder, and in fulfilling its obligations under this Lease, Landlord shall use reasonable efforts to minimize the disruption of Tenant’s use and enjoyment of the Premises. Notwithstanding the foregoing, in the event of an interruption of Landlord’s Services involving imminent danger to persons or property, Tenant shall be permitted to take such actions as are reasonable under the circumstances to restore such services and Landlord shall reimburse Tenant for the actual cost incurred by Tenant in effectuating such restoration within fifteen (15) days after written demand therefor. If Landlord does not timely reimburse Tenant, Tenant may offset such costs against its rental obligations hereunder.

                      e)           The cost of capital improvements which Landlord shall install or construct, with Tenant’s prior written consent, for energy saving devices for the purpose of reducing operating expenses (as would be determined in the reasonable judgment of a landlord of a comparable building in the competitive area of the Building) shall be included in Annual Operating Costs, based upon the estimated life of the capital investment item, determined by Landlord in accordance with generally accepted accounting principles, and shall include a cost of capital funds adjustment equal to ten percent (10%) per year on the unamortized portion of all such costs. In no event shall Tenant pay Additional Rent attributable to the portion of the useful life of the capital improvement which falls outside the Term. Tenant’s Proportionate Share of such expenses shall be included in the calculation of Additional Rent.

          10.        Governmental Regulations.

                      a)           Landlord and Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

                         b)           In the event Landlord shall install or construct a capital improvement to the Building in compliance with governmental requirements which take effect after the commencement of the Term hereof, the cost of the capital improvement shall be included in Annual Operating Costs and shall be determined based upon the estimated life of the capital investment item, determined by Landlord in accordance with generally accepted accounting principles, and shall include a cost of capital funds adjustment equal to ten percent (10%) per year on the unamortized portion of all such costs. In no event shall Tenant pay Additional Rent attributable to the portion of the useful life of the capital improvement which falls outside the Term.

                         c)           Tenant shall pay all taxes imposed upon Tenant’s furnishings, trade fixtures, equipment or other personal property.

          11.            Signs. Tenant shall be entitled to place its sign at the entrance to the Demised Premises and on the exterior roof line of the Building; provided, however, the design of such signs are approved by Landlord in writing which approval shall not be unreasonably withheld, conditioned or delayed and complies with all applicable governmental rules, regulating ordinances or other statutes. Except for the cost of the monument for signs to be erected at the Property, Tenant shall be solely responsible for all costs and expenses associated with the erection of any signs upon the Premises and shall be obligated to obtain and provide to Landlord any and all necessary permits prior to the placement or erection of such signs. Tenant’s right to place its sign on the roof line of the Building shall be exclusive so long as Tenant occupies at least sixty percent (60%) of the Building.

          12.            Alterations, Additions and Fixtures.

                         a)          Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

                         b)          Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property which affect the structural components of the Building without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord including, without limitation, the filing of mechanics’ lien waivers by Tenant’s contractors and the submission of written evidence of adequate insurance coverage naming Landlord as an additional insured thereunder. All Tenant alterations, improvements or additions shall be made at Tenant’s sole cost and expense and: (i) Tenant shall supply any necessary permits; (ii) Tenant shall take or cause to be taken all steps that are otherwise required by Section 13 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises or the Property; (iii) Tenant shall use a contractor reasonably approved by Landlord; (iv) Tenant shall use reasonable efforts to avoid annoying or disturbing the occupants of the Building and of any adjoining real estate owned by Landlord; (v) Tenant shall cause the alterations, improvements or additions to be installed substantially in accordance with the approved plans and specifications and completed substantially according to a construction schedule approved by Landlord (if such approval was required under this Section 12); and  (vi) Tenant shall provide insurance of the types and coverage amounts reasonably required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions other than trade fixtures and movable personal property shall remain on the Premises and become the property of Landlord without payment by Landlord. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building’s exterior or its structural systems, or any components thereof, impair the structural strength of the Building, reduce the value of the Property or are inconsistent with the standards of the Building.

          13.           Mechanic’s Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises or the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall cause such lien or notice of lien to be discharged of record by payment, deposit, bond or otherwise within twenty-five (25) days after Tenant obtains knowledge of the filing thereof or after Tenant’s receipt of notice thereof, whichever is earlier, regardless of the validity of such lien or claim. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within such twenty-five (25) day period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses including, without limitation, attorneys’ fees incurred by Landlord in connection therewith, together with interest at a rate of ten percent (10%) per annum from the respective dates of Landlord’s making such payment or incurring such cost or expense, which shall constitute Additional Rent payable hereunder promptly upon demand therefor. Except as otherwise expressly set forth herein, nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Further, notwithstanding anything to the contrary contained in this Lease, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request by Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any thereof, nor as giving Tenant any right, power or authority to contract or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any thereof. Throughout this Lease the term “mechanic’s lien” is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanic’s, laborer’s or materialman’s lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic’s notice of intention given to Landlord or Tenant, any  stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic’s lien.

          14.              Landlord’s Right of Entry.

                           a)          Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with reasonable prior notice to Tenant, and with an authorized representative of Tenant, (except in the case of an emergency involving eminent danger to persons or property) for the purpose of making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will use reasonable efforts to prevent inconvenience to Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever unless caused by the negligence or willful misconduct of the Landlord, its agents, contractors, or employees.

                             b)           Landlord (with an authorized representative of Tenant) shall have the right at all reasonable times to, with reasonable prior notice to Tenant, enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last nine (9) months of the Term, to exhibit the Premises to any prospective tenant.

          15.              Damage by Fire or Other Casualty.

                           a)           If all or any portion of the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord’s then mortgagee (which shall be given or denied within forty-five (45) days of the date of such casualty) and to the conditions set forth in this Section 15, repair, rebuild or replace such damage and restore the Premises and Building to substantially the same condition as they were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies required hereunder. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in Landlord’s sole reasonable judgment the Premises cannot be repaired or restored within one hundred eighty (180) days after such casualty, Landlord may, subject to the rights of Landlord’s then mortgagee, terminate this Lease as of the date of such casualty by written notice to Tenant within forty-five (45) days after the date of such casualty.

                           b)           The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time reasonably required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control. In the event Landlord elects or is obligated to repair or restore the Premises and fails to complete such repair and restoration on or before two hundred and forty (240) days after the date of such casualty, then Tenant may terminate this Lease upon three (3) Business Days prior written notice to Landlord.

                         c)           The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the reasonable and out of pocket cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in Landlord’s reasonable opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease as of the date of such casualty and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant within 45 days after such casualty; provided, however, that Tenant may require Landlord, except during the last year of the Term (unless Tenant elects to extend the Term of this Lease in accordance with any right to renew pursuant to the terms of this Lease that Tenant may have at the time of such casualty even if the time for Tenant to notify Landlord of such election has not yet occurred, or if no such right exists, unless Tenant elects to extend the Lease for an additional five (5) year period upon the terms and conditions provided in Rider A as if such five (5) year period were an option period thereunder), to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the date reasonably agreed to by the parties. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

                           d)            Landlord’s obligation or election to restore the Premises under this Section and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other personal property owned, installed, made by, or in the possession of Tenant, except to the extent covered by the Landlord’s insurance required under Section 15(e).

                         e)            Landlord shall maintain insurance against loss or damage to the Building by fire and such other casualties as are included within fire and extended coverage insurance on an all-risk insurance basis for the full replacement cost of the Building, together with a rental coverage endorsement or other comparable form of coverage. If Tenant is dispossessed of all or any portion of the Premises due to fire or other casualty, Tenant will receive an abatement of its Fixed Basic Rent and Additional Rent during the period Tenant is dispossessed according to the part of the Premises which is unusable by Tenant.

          16.             Non-Abatement of Rent. Except as otherwise expressly provided in this Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable hereunder for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

          17.             Indemnification.

                          a)           Unless such loss, costs or damages were caused by negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney’s fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of any claim by a third party, its agents, employees or contractors arising from Tenant’s occupancy of the Premises. Tenant shall control the defense of such third party claim and shall have the right to designate counsel acceptable to Landlord, such approval not be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. Tenant shall not have the right to settle any claim without Landlord’s consent, which consent shall not be unreasonably withheld other than settlements strictly for money damages for which Tenant agrees to be responsible. This indemnity shall survive the expiration or termination of this Lease.

                          b)           If Landlord brings any action under this Lease, Tenant agrees in each case to pay Landlord’s reasonable attorney’s fees and other costs and expenses incurred by Landlord in connection therewith; provided, however, the Landlord prevails in such action. If Tenant brings any action under this Lease, Landlord agrees in each case to pay Tenant’s reasonable attorney’s fees and other costs and expenses incurred by Tenant in connection therewith; provided, however, the Tenant prevails in such action.

          18.             Condemnation.

                             a)           Termination. If (i) all of the Premises are covered by a condemnation; or (ii) any of the Building or the Premises is covered by a condemnation and the Premises is rendered insufficient for the reasonable operation therein of Tenant’s business; or (iii) subject to the provisions of subsection 18(b)(i) hereof, any of the Property is covered by a condemnation and, in Landlord’s reasonable opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor. Upon such termination the Fixed Basic Rent and all Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all such rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

                             b)           Partial Condemnation.

                                        i)           If there is a partial condemnation and Landlord decides to terminate pursuant to subsection 18(a)(iii) hereof then Tenant may require Landlord, except during the last year of the Term (unless Tenant elects to extend the Term of this Lease in accordance with any right to renew pursuant to the terms of this Lease that Tenant may have at the time of such condemnation, or if no such right exists, unless Tenant elects to extend the Lease for an additional five (5) year period upon the terms and conditions provided in Rider A as if such five (5) year period were an option period thereunder), to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord’s notice to Tenant of Landlord’s intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums reasonably expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

                                      ii)           If there is a partial condemnation and this Lease has not been terminated pursuant to subsection (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor; provided, however, that Landlord shall only be obligated to restore such damage from condemnation to the extent possible with the award damage. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord’s expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

                                      iii)          If there is a partial condemnation and this Lease has not been terminated by pursuant to subsection (a) hereof, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the Term of the Fixed Basic Rent proportionate to the Premises so taken and taking into account the nature and effect of any taking of the Common Areas on the Premises, and Tenant’s Proportionate Share shall be recalculated, if necessary. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

                          c)           Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses and moving expenses, loss of business and any other claims Tenant may have; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant’s leasehold interest.

          19.           Quiet Enjoyment. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

          20.           Rules and Regulations. The Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the “Rules and Regulations”) attached hereto as Exhibit B governing the use and enjoyment of the Premises and the remainder of the Property. The Rules and Regulations shall not materially interfere with the Tenant’s use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant’s obligations under this Lease. In the event of a conflict between the Lease and such rules and regulations, the Lease shall control. The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so.

          21.           Assignment and Sublease. Tenant may assign or sublease the within Lease to any party subject to the following:

                       a)           In the event Tenant desires to assign this Lease or sublease seventy percent (70%) or more of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Landlord shall have the option, exercisable by written notice to Tenant within ten (10) business days of Landlord’s receipt of written notice from Tenant, to (i) recapture all of the Premises (“Recapture Space”) so that such prospective subtenant or assignee shall then become the sole tenant of Landlord hereunder, or (ii) recapture the Recapture Space for Landlord’s own use, whereupon, in either case, Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space, or (iii) consent to such assignment or subleasing as provided in Section 21(b).

                           b)          In the event that the Landlord elects not to recapture the Recapture Space as hereinabove provided or in the event Tenant desires to sublease less than seventy percent (70%) of the Premises, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, on the basis of the following terms and conditions:

                                         i)             The Tenant shall provide to the Landlord the name and address of the assignee or subtenant.

                                         ii)            The assignee or subtenant shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution. Any sublease shall expressly acknowledge that said subtenant’s rights against Landlord shall be no greater than those of Tenant.

                                         iii)           The Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                                         iv)           The Tenant and any assignee shall promptly pay to Landlord fifty percent (50%) of the net profit received from such subleasing or assignment. Net profit will be calculated after deducting the Tenant’s direct costs of negotiating and implementing the sublease or assignment including brokerage fees at prevailing market rates.

                                         v)            In any event, the acceptance by the Landlord of any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                                         vi)           Landlord shall require a Five Hundred Dollars ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

                           c)           Notwithstanding anything herein to the contrary, Landlord’s consent shall not be required for any assignment or Sublease to any entity which controls Tenant or is controlled by Tenant or is under common control with Tenant.

                           d)           In the event that any or all of Tenant’s interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant’s interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the “Grantor”, for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a “Disposition”), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein. Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant’s interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

                           e)           Without limiting any of the provisions of this Section 21, if pursuant to the Federal Bankruptcy Code (herein referred to as the “Code”), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year’s Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

                           f)           Except as specifically set forth above, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

          22.           Tenant’s Relocation. [Intentionally Deleted].

          23.           Subordination. This Lease and Tenant’s rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord provided the form of such instrument is reasonably acceptable to such mortgagee and the Tenant. Notwithstanding the foregoing, said subordination is contingent upon the written agreement of the holder of such lien or mortgagee agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord agrees that it will use all commercially reasonable efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement, from the holder(s) of any mortgage or other security interest affecting the Premises or Building.

          24.           Curing Tenant’s Defaults. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency involving imminent danger or damage to persons or property) to Tenant and opportunity to cure as provided in Section 26 hereof. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord’s making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable within ten (10) days of demand.

          25.           Surrender.

                         a)           At the expiration or earlier termination of the Term Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear and damage from casualty excepted.

                         b)           If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, a month-to-month lease, under the same terms and conditions set forth in this Lease; except, however, that the Fixed Basic Rent during such continued occupancy shall be 150% of the amount set forth in subsection 6(a) and Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant’s failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in subsection 26(b) hereof.

          26.           Defaults-Remedies.

                           a)           Defaults by Tenant. It shall be an event of default under this Lease if any one or more of the following events occurs:

                                         i)           Tenant fails to pay in full, when due, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent and the continuance of such failure for five (5) Business Days after written notice from Landlord.

                                         ii)          Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition contained in this Lease, where such failure continues for 30 days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such 30 day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

                                         iii)         Tenant abandons or vacates the Premises without notice and discontinues payment of Fixed Basic Rent, Additional Rent and other charges that have become due as well as all which will become due thereafter through the end of the Term.

                                         iv)         Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than Tenant under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

                                         v)          Any of the events enumerated in subsections (a)(i) through (a)(iv) of this Section happen to any guarantor of this Lease.

                           b)             Landlord’s Remedies. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

                                         i)           Landlord may charge a late payment charge of five (5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) days of the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within thirty (30) days of the mailing of a bill therefor by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord’s imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

                                           ii)           Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                                         iii)           Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Upon any termination by Landlord as a result of an event of default by Tenant, Landlord shall be entitled to recover, all accrued but unpaid Rent as of the date of the event of default, (plus late fees and interest applicable thereto as provided herein), reasonable counsel fees incurred as a result of Tenant’s default, Landlord’s costs of reletting, and the parties acknowledge that Landlord’s damages in the event of a default by Tenant shall be difficult to ascertain and as such agree that Landlord shall be entitled to recover from Tenant, as liquidated damages for Tenant’s default, an amount equal to the amount of the Fixed Basic Rent and Additional Rent reserved for the balance of the Term, discounted to the date of payment using a discount factor of ten percent (10%) less the amount of rents actually received by Landlord as a result of Landlord’s efforts to mitigate its damages; such rents to be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder. All amounts as set forth herein shall be immediately due and payable from Tenant to Landlord upon demand therefor.

                                         iv)           WHEN THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY DEFAULT BY TENANT, OR WHEN THE TERM HAS EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION FOR JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IS FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE OR TENANT’S RIGHT OF POSSESSION AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS IN EJECTMENT AS HEREINBEFORE SET FORTH TO CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES.

                                       v)           Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to mitigate its damages in the event of a default by Tenant under this Lease.

                           c)           Landlord Default. If Landlord shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease and such failure or nonperformance shall continue for a period of thirty (30) days after notice from Tenant to Landlord, provided, however, that if the nature of the default is such that the same cannot be reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord shall, within such period, commence such cure and thereafter diligently prosecute same to completion, Tenant shall have the right to itself cure the default. In the event Tenant so undertakes to cure Landlord’s default, Landlord shall reimburse Tenant for the actual costs Tenant reasonably incurs in effectuating such cure within fifteen (15) days from written demand therefore together with reasonable documentation. In the event Landlord does not timely reimburse Tenant for such costs, then Tenant may offset the cost of so doing against its rental obligations hereunder,

                           d)           Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION AGAINST LANDLORD BY TENANT, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

                           e)           Non-Waiver. No waiver by either party of any breach by the other party of any of such party’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any event of default by the other party be a waiver by such party of any rights and remedies with respect to such or any subsequent event of default.

                           f)           Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

          27.           Condition of Premises.

                        a)           Tenant hereby acknowledges to Landlord that is fully familiar with the condition of the Premises and that Tenant agrees to lease the Premises in its “AS IS” condition as of the date hereof. Landlord warrants and represents that it has received no notice, nor has it any reason to believe that the Permitted Use of the Premises is in violation of the current zoning of the Property. In consideration of Tenant leasing the Premises in its “AS IS” condition, Landlord hereby agrees to provide Tenant with a cash allowance equal to Five Hundred Thousand and 00/100 ($500,000.00) Dollars (hereinafter referred to as the “Construction Allowance”), for the purpose of making additional leasehold improvements, which Construction Allowance shall be paid to Tenant provided Tenant is not in default beyond any applicable cure period pursuant to any of the terms and provisions of the Lease, within thirty (30) days of Landlord’s receipt of bona fide paid invoices, executed lien waivers from all relevant contractors for the work for which Tenant is seeking reimbursement in form and substance substantially as set forth in Exhibit G attached hereto, or such other documentation reasonably requested by Landlord reflecting that Tenant has incurred such costs for any such leasehold improvements. Any cost of such leasehold improvements which shall be in excess of the aforesaid Construction Allowance shall be paid by Tenant. To the extent the cost of the leasehold improvements shall be less than the Construction Allowance, such excess shall be credited against Tenant’s obligations to pay Fixed Rent next due under the terms of this Lease.

                          b)           Upon Landlord’s payment to Tenant of the Construction Allowance set forth in Section 27(a) above, the Fixed Basic Rent as set forth in Preamble Section 10 for the period ending December 31, 2001 shall be increased to $19.25 per rentable square foot per annum, $1,805,553.75 per annum, which shall be payable in equal Monthly Installments of $142,646.56, in advance, on the first day of each calendar month. In the event Landlord pays Tenant the Construction Allowance on a day other than the first day of a calendar month, the incremental additional Monthly Installment of Fixed Basic Rent, e.g. $7,816:25 (hereinafter referred to as the “Monthly Installment of Incremental Fixed Basic Rent”), shall be apportio on a per diem basis from the day the Construction Allowance is paid to Tenant to the last day of the calendar month in which the Construction Allowance is paid to Tenant. The Monthly Installment of Incremental Fixed Basic Rent shall be paid by Tenant to Landlord within fifteen (15) days of the date Landlord pays Tenant the Construction Allowance.

          28.             Hazardous Substances.

                          a)           Landlord and Tenant shall not cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or Property. “Hazardous Substances” shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., as amended, (ii) any hazardous waste or hazardous substance as those terms are defined in any local, state or Federal law, regulation or ordinance not inapplicable to the Premises and Property, or (iii) petroleum including crude oil or any fraction thereof. In the event Landlord or Tenant uses any Hazardous Substances, Landlord or Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances. Notwithstanding the foregoing, Tenant’s lawful use of cleaning supplies, copying fluids, other office and maintenance supplies and other substances ordinarily and customarily used by tenants of space similar to the Premises shall not be deemed to violate any of the provisions of this Lease.

                          b)           Tenant agrees to indemnify, defend and hold harmless Landlord, its employees, agents, contractors, successors, assigns and invitees, (“Landlord Parties”) from and against any and all damage, claim, liability, or loss, including reasonable attorneys’ and other fees, (“Costs”) arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, successors or assigns, (the “Tenant Parties”) on or near the Premises or Property. Landlord agrees to indemnify, defend and hold harmless the Tenant Parties from and against any and all Costs arising out of or in any way connected to the presence, generation, treatment, storage or disposal of Hazardous Substances by any Landlord Party or by any third party other than a Tenant Party, on, under or near the Premises or Property. In the event Landlord defaults in its obligations pursuant to this Section 28(b), Tenant may, after thirty (30) days prior written demand, offset all Costs against its rental obligations. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

                          c)           Landlord and Tenant agree to notify each other immediately of any disposal of Hazardous Substances in the Premises or Property, of any discovery of Hazardous Substances in the Premises, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Property may have occurred. Furthermore, Landlord and Tenant agree to provide the other with full and complete access to any documents or information in its possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises.

                          d)           Except as set forth in that certain Phase 1 Environmental Site Assessment of The Franke Contract Group, Lansdale, Pennsylvania Job Number OPG98005 prepared by OXFORD Engineers & Consultants, Inc., Landlord represents and warrants that, to the best of its knowledge, there are no Hazardous Substances in, under or about the Building. Landlord, at its sole cost and expense, shall comply with all applicable environmental laws, rules, ordinances, regulations or other requirements (“Environmental Requirements”) other than Environmental Requirements applicable as a result of Tenant’s activities on the Property; provided, however, Landlord’s obligations hereunder shall not be deemed to require Landlord to conduct investigations or remediation in connection with the USEPA Superfund sites known as North Penn-Area 7 and North Penn - Area 6 unless Landlord is required to do so by any governmental entity; provided, however, that Landlord may in good faith contest any such requirement so long as Tenant’s use and enjoyment of the Premises are not adversely affected.

          29.           Recording. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord.

          30.           Brokers’ Commission. Tenant represents and warrants to Landlord that the Brokers (as defined in the Preamble) are the sole brokers with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In the event the transactions contemplated herein are consummated, Landlord will pay to the Brokers a commission in accordance with a separate agreement between Brokers and Landlord. In no event shall Landlord’s mortgagee(s) have any obligation to any broker involved in this transaction.

          31.           Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Tenant:

ICON Clinical Research, Inc.
190 West Germantown Pike
Norristown, PA 19401
Attn: Lois Valentine, Director of Administration

with a copy to:

McCausland, Keen & Buckman
Radnor Court, Suite 160
259 North Radnor-Chester Road
Radnor, PA 19087-5240
Attn: Stephan K. Pahides, Esq.

If to Landlord:

212 Church Associates, L.P.
c/o First Evergreen
101 Eisenhower Parkway
Roseland, New Jersey 07068
Attn: Mr. Mark S. Green

with a copy to:

Dollinger & Dollinger, P.A.
Mack-Cali Centre II
One Mack Centre Drive
Paramus, New Jersey 07652
Attn: Martin E. Dollinger, Esq.

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. Notices shall be deemed effective upon receipt or rejection by the addressee.

          32.           Irrevocable Offer: No Option. Although Tenant’s execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

          33.           Inability to Perform. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease (other than an obligation to pay money) by reason of strike, labor troubles, or any cause whatsoever beyond such party’s control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation.

          34.           Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

          35.           Corporate Tenants. If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed corporation qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

          36.           Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

          37.           Security Deposit. As additional security for the full and prompt performance by terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit, as set forth in the Preamble. Provided Tenant is able to demonstrate to Landlord’s reasonable satisfaction, now and at all times during the Term hereof, a minimum net worth of at least Seven Million and 00/100 ($7,000,000.00), Tenant shall not be required to deposit any additional Security Deposit with Landlord. In the event Tenant’s net worth at any time during the Term hereof is less than Seven Million and 00/100 ($7,000,000.00) Dollars, then and for so long as said net worth deficiency shall continue, the Security Deposit set forth in the Preamble shall be increased to an amount equal to two (2) Monthly Installments of the then current Fixed Basic Rent. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, promptly following the termination of this Lease. Landlord shall maintain the Security Deposit in a separate interest bearing, escrow account and all interest earned thereon shall be for the benefit of the Tenant.

          38.             Estoppel Certificate. Each of Landlord and Tenant shall from time to time, within five (5) days after request, execute, acknowledge and deliver to the other party a written instrument in recordable form, substantially in the form attached hereto as Exhibit E (an “Estoppel Certificate”), certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or, if there have been modifications, supplements or amendments, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments); (ii) the dates to which Fixed Basic Rent and Additional Rent and any other charges arising hereunder have been paid; (iii) the amount of any prepaid rents or credits due Tenant, if any; (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises, and certifying the Commencement Date and the Expiration Date; (v) whether or not, to the best of such party’s knowledge, all conditions under the Lease to be performed by the other party prior thereto have been satisfied and whether or not the other party is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying each, if any, unsatisfied condition and each, if any, default of which such party may have knowledge; and (vi) any other fact or condition reasonably requested. Any certification delivered pursuant to the provisions of this Article shall be intended to be relied upon by the other party and any mortgagee or prospective mortgagee or other lender or purchaser of the Property or of any interest therein, or prospective assignee of this Lease, subtenant of the Property or other party.

          39.             Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without prior notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

                         a)          To change the name or street address of the Building with the prior written consent of Tenant.

                         b)          Subject to Section 11 above, to install, affix and maintain any and all signs on the exterior and on the interior of the Building.

                         c)          Subject to the terms of this Lease, to decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable.

                         d)          To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

                         e)          To designate and approve all window coverings used in the Building.

                         f)          To enter the Premises in accordance with Section 14(a), and, subject to Section 14(b) in the last nine (9) months of the Term, to show the Premises to prospective tenants at reasonable times and, if vacated or abandoned, to show the Premises at any time.

                         g)         To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises provided Tenant’s use and occupancy of the Premises in accordance with the terms of this. Lease are not materially affected thereby.

                         h)         To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building, provided Tenant’s use and occupancy of the Premises in accordance with the terms of this Lease are not materially affected thereby.

                         i)          To alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained, provided Tenant’s use and occupancy of the Premises in accordance with the terms of this Lease are not materially affected thereby.

          40.           Miscellaneous.

                          a)            Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

                          b)            Modification. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

                          c)            Interpretation. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

                         d)          Exhibits. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

                         e)          Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

                         f)           Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of ten percent (10%).

                         g)           Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                         h)           Joint and Several Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

                         i)           No Representations by Landlord. Landlord and Landlord’s agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth herein, with respect to this Lease, the Premises and/or the Building.

                         j)           Relationship of Parties. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

                         k)           Choice of Law. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, and that exclusive jurisdiction and venue shall be in the, Court of Common Pleas of the County in which the Property is located.

          41.          Additional Definitions.

                         a)          “Date of this Lease” or “date of this Lease” shall mean the date of acceptance of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

                         b)          “Landlord” as used herein includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Premises other than liability for obligations existing at the time of the transfer of title. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of landlord in the Premises for the satisfaction of Tenant’s remedies.

                         c)          “Tenant” as used herein includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the terms of this Lease. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

                         d)          “Mortgage” and “Mortgagee” as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” is used herein to include the holder of any mortgage, including any ground Landlord if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

                         e)          “Person” as used herein includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

                         f)          “Property” as used herein shall mean the Building and the lot, tract or parcel of land on which the Building is situated.

                         g)          “Rent” or “rent” as used herein shall mean all Fixed Basic Rent and Additional Rent reserved under this Lease.

          42.           Lease Condition. Intentionally deleted.

          43.           Guaranty. In consideration for Landlord agreeing to provide Tenant with the Construction Allowance set forth in Section 27 of this Lease, Tenant agrees to provide Landlord with a guaranty from its parent company, ICON PLC, in form and substance attached hereto and made a part hereof as Exhibit F, which agreement shall guaranty the repayment of the then outstanding and unamortized Construction Allowance to Landlord in the event Tenant defaults in its obligation to pay Fixed Basic Rent or Additional Rent. The Construction Allowance shall be amortized over a period of ten (10) years with principal and interest payable at the rate of Ninety-Three Thousand Seven Hundred Ninety-Five and 00\100 ($93,795.00) Dollars per annum.

          44.           Access to Adjoining Property. Landlord agrees to cooperate with Tenant in connection with Tenant’s desire to install an underground conduit and/or an above-ground enclosed walkway between the Property and the adjoining property leased or to be leased by Tenant, provided, however, that Landlord shall not be obligated to incur any costs or expenses in connection therewith. Such conduit and walkway shall be constructed and installed in accordance with the terms and conditions set forth in Section 12(6) of this Lease, provided, however, Tenant agrees, at Landlord’s option, to remove such conduit and/or walkway at the expiration or sooner termination of this Lease and repair and restore any damage or injury to the Premises or the Property caused by such installation or removal.

          45.           Existing Lease. The parties acknowledge that upon execution and delivery of this Lease to both parties, the Original Lease shall terminate, except for the following, which shall survive said termination: (i) the Fourth Amendment Construction Allowance in the original amount of One Hundred Forty-Eight Thousand Seven Hundred Forty and 00/100 ($148,740.00) Dollars and the Construction Allowance in the original amount of Four Hundred Ninety-Nine Thousand Eight Hundred Fifty and 00/100 ($499,850.00) Dollars provided for in the Fourth Amendment dated November 17, 2000 totaling Six Hundred Forty-Eight Thousand Five Hundred Ninety and 00/100 ($648,590.00) Dollars, of which, as of the date of this Lease, Five Hundred Fifty-Five Thousand Thirty-One and 00/100 ($555,031.00) Dollars has heretofore been paid to or paid on behalf of Tenant, and Ninety-Three Thousand Five Hundred Fifty-Nine and 00/100 ($93,559.00) Dollars remains and shall be payable to Tenant in accordance with Section 27 of this Lease; (ii) any terms and conditions set forth in the Original Lease which survive the expiration and/or sooner termination of the Original Lease; (iii) any third party claims brought against Tenant or Landlord arising out of any actions or omissions by Landlord or Tenant which occurred during the term of the Original Lease and (iv) any warranties or representations (x) made by Landlord with respect to the Landlord Work and (y) made by Tenant with respect to the Tenant Work, as set forth in Exhibit C to the Original Lease.

RIDER A

RENEWAL OPTION

Tenant is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

At the time of the exercise of each option to renew and at the time of the said renewal, the Tenant shall not be in default in. accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

Notice of the exercise of the option shall be sent to the Landlord in writing at least nine (9) .months but not more than twelve (12) months before the expiration of the current term of this Lease.

Each renewal term shall be for a period of five (5) years, to commence at the expiration of the Term of this Lease, or the first renewal term, as applicable, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal term.

The annual Fixed Basic Rent to be paid during each renewal term shall not be less than that paid for the Premises during the last year of the original term of the Lease, or the last year of the first renewal term, as applicable. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Tenant shall pay such fair rental value. In determining the fair rental value, the Landlord shall notify Tenant of the fair rental value as established by Landlord. Should Tenant dispute Landlord’s determination, then the Tenant shall be free to, at the Tenant’s sole cost and expense, employ the services of an appraiser familiar with office buildings located within the North Wales, Pennsylvania area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Landlord and the Tenant’s appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building who shall render an appraisal, and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Tenant shall pay the Landlord as of commencement of the renewal term, the Fixed Basic Rent as established by Landlord, subject to retroactive adjustment upon final determination of this issue. Any payments which are required as a result of a retroactive adjustment shall be made by the party required to make a payment within fifteen (15) days of such determination.

EXHIBIT A

(BUILDING)

EXHIBIT B

RULES AND REGULATIONS

1.          OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Landlord shall, at Landlord’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2.          WINDOWS: Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3.          PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

4.          FLOOR COVERING: Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

5.          INTERFERENCE WITH OCCUPANTS OF BUILDING: Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

6.          LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant. Tenant shall, on the termination of Tenant’s tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Tenant from installing a burglar alarm within the Premises, provided: (1) Tenant obtains Landlord’s consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Tenant.

7.          PROHIBITED ON PREMISES: Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Premises are prohibited and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

8.          PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited.

9.          SAFES AND OTHER HEAVY EQUIPMENT: Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

10.        ADVERTISING: Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.        NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Landlord shall not be responsible to Tenant for non-observance or violation of any of these rules and regulations by any other tenant.

12.        AFTER HOURS USE: Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such persons.

13.        PARKING: Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

14.        HEALTH AND SAFETY: The Tenant shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Tenant’s use and occupancy of the Premises.

EXHIBIT C

[INTENTIONALLY OMITTED]

EXHIBIT D

BUILDING HOLIDAYS

* NEW YEAR’S DAY *

* MEMORIAL DAY *

* INDEPENDENCE DAY *

* LABOR DAY *

* THANKSGIVING DAY *

* CHRISTMAS DAY *

EXHIBIT E

ESTOPPEL CERTIFICATE

TO: ______________________ (“______”) pursuant to that certain __________ Agreement (the “Agreement”) dated _________, 200__, by and between __________________ and ____________________________________________ (“Landlord”).

1.          The undersigned (“Tenant”) is the lessee under that certain Lease dated ________, 20__, by and between _____________________________________, as Landlord, and ________________________________________, as Tenant (the “Lease”), covering a portion of those certain premises commonly known and designated as _____________________________________________, Pennsylvania, consisting of approximately _________ square feet (the “Premises”). A true, complete and correct copy of the Lease is attached hereto as Exhibit “A”.

          2.          The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and the Landlord affecting the Premises. If none, state “none”. _________________________________________
________________________________________________________________________________________________

          3.          The undersigned has made no agreements with Landlord or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state “none”.   _______________________________________________________________________________________________________
___________________________________________________________________________________________________________

          4.          The undersigned accepted possession of the Premises on _______, 20__, currently occupies the Premises and has been open for business since ______________, 20__. The current term of the Lease began on _____________, 20__. The current term of the Lease will expire on, _________, 20__, and Tenant has no present right to cancel or terminate the Lease under the terms thereof, or otherwise. No rent payable pursuant to the Lease has been prepaid for more than two (2) months, and no monies otherwise payable to Landlord under the Lease have been paid in advance of the due date therefor as set forth in the Lease. The fixed minimum rent currently being paid under the Lease is $_____________ per month. Future changes to the fixed minimum rental are as set forth in the Lease. The undersigned also pays amounts for insurance and property tax escalations based upon the square footage of the Premises subject to the Lease, as set forth in the Lease, which amounts have been paid to and including ____________, 200_.

          5.          The Lease is fully valid obligation of the undersigned and enforceable against the undersigned and is currently in full force and effect. Neither the undersigned, or to the knowledge of the undersigned, the [other party] is in default thereunder, and all conditions and obligations on the part of [the other party] to be fulfilled under the terms of the Lease have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full. Tenant has no present offset, claim, defense or counterclaim against any rent or other sum payable by Tenant under the Lease or against any other obligation of Tenant under the Lease except as set forth in Paragraph 7 below. To the knowledge of the undersigned, no condition exists which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

          6.          Tenant has not suffered any assignment of the Lease or sublet the Premises or any portion thereof, and no person or entity, other than Tenant, has any possessory interest in the Premises or right to occupy the Premises or any portion thereof, except as permitted under the Lease.

          7.          Tenant claims no right, title or interest in or to the Premises or right to possession of the Premises, except as Tenant under the terms of the Lease. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the Premises or any portion thereof or the real property of which the Premises are a part, except as otherwise set forth below. If none, state “none”.   ___________________________________________________________________________
____________________________________________________________________________

          8.          No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof, and the undersigned knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

          9.          The undersigned is a [corporation] [limited partnership] [general partnership] duly organized and validly existing and in good standing under the laws of the State of ____________ [and qualified to do business in the State where the Premises is located]. [________________, a ____________, owns and holds all of the issued and outstanding stock in and of the undersigned, and is a separate and distinct entity from Tenant].

          10.          To the knowledge of the undersigned, Tenant’s occupancy of the Premises complies fully with all local, state and federal laws, ordinances, codes, rules, regulations and orders including, without limitation, those concerning hazardous wastes, hazardous materials, asbestos, oil and underground storage tanks. In addition, to the knowledge of the undersigned, no such hazardous wastes, hazardous materials, asbestos, oil or underground storage tanks have been or are incorporated in, stored on or under, released from, treated on, transported to or from or disposed of, on or from the Premises or any portion thereof.

          11.          To the knowledge of the undersigned, all inspections, licenses, permits, consents, permissions, approvals and certificates required, whether by law, regulation or insurance standards, to be made or issued with respect to the conduct of Tenant’s business, the Premises and the use and occupancy of the Premises by Tenant have been made by or issued by all necessary private parties, the appropriate governmental or quasi-governmental authorities or other authorities having jurisdiction over the Premises and/or Tenant’s business, are in full force and effect, and the undersigned has not received notification from any such authority that Tenant or the Premises is in material noncompliance with such laws, regulations or standards, that the Premises is being used, operated or occupied unlawfully or that Tenant has failed to obtain such inspections, permits, consents, permissions, approvals, licenses or certificates, as the case may be. The undersigned has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license, permit, consent, .permission, approval or certificate.

         12.          All insurance policies required to be maintained by the undersigned under the Lease have been maintained, are in full force and effect and all premiums with respect thereto have been paid in full.

          13.          Upon receipt of notice of the closing of the purchase and sale of the Premises as set forth in the Agreement, Tenant shall recognize ______ as Landlord under the Lease, and all payments of rent and other sums due to Landlord under the Lease and all communications permitted or required under the Lease shall be directed to _________ c/o _______________________, and all communications permitted or required under the Lease shall be directed to Tenant at the address for Tenant set forth in the Lease (except as otherwise indicated following this sentence), unless and until otherwise specified in written notice by the party to whom notice is to be given at such address. If none, state “none”.

          14.          This certification is made to induce __________________ [to enter into the Agreement] [to provide financing to Landlord [Tenant]] [to sublease the Premises or accept the assignment of this Lease] knowing that ________________________ is relying upon the truth of this Estoppel Certificate in [entering into the Agreement,] [providing such financing] [subleasing the Premises or accepting the assignment of this Lease] and that [the acquisition of the Premises by ___________________________ pursuant to the Agreement] [the assumption of the Lease by _________ pursuant to the Agreement] [the financing provided to Landlord] [the subleasing of the Premises] shall be deemed good and valuable consideration to Tenant for the foregoing representations made by the undersigned.

Dated this _____ day of __________, 2000.

TENANT:

a

BY:

Name:

Title:

EXHIBIT F

GUARANTY OF CONSTRUCTION ALLOWANCE

          WHEREAS, ICON CLINICAL RESEARCH, INC., a Pennsylvania corporation, with offices at 212 Church Road, Upper Gwynedd Township, Pennsylvania 19486 (hereinafter referred to as “Tenant”) is desirous of entering into the lease hereinafter mentioned; and

          WHEREAS, ICON PLC, an Ireland corporation, with offices at South County Business Park, Leopardstown, Dublin 18, Ireland (hereinafter referred to as “Guarantor”) has requested 212 CHURCH ASSOCIATES, L.P., a Delaware limited partnership, with offices at c/o First Evergreen, 101 Eisenhower Parkway, Roseland, New Jersey 07068 (hereinafter referred to as “Landlord”) to enter into an amended and restated lease with the Tenant in the building located at 212 Church Road, Upper Gwynedd Township, Pennsylvania (hereinafter referred to as “Lease”) and provide a Construction Allowance to Tenant; and

          WHEREAS, the Landlord has refused to enter into the said Lease and provide a Construction Allowance to Tenant unless the Guarantor guarantees said Construction Allowance in the manner hereinafter set forth.

          NOW, THEREFORE, to induce the Landlord to enter into said Lease and provide a Construction Allowance to Tenant, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

          1.         (a) The Guarantor unconditionally guarantees to the Landlord and the successors and assigns of the Landlord, the full and punctual performance and observance by the Tenant of all of the terms, covenants and conditions in said Lease contained on Tenant’s part to be kept, performed or, observed.

                      (b) If, at any time, default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Tenant’s part to be kept, performed or observed, the Guarantor will repay to Landlord an amount equal to the then outstanding and unamortized Construction Allowance.

                       (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Landlord’s part of any kind or nature whatsoever against the Tenant.

          2.          Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

          3.          The obligations of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Tenant’s part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

          4.          The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors’ receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant.

          5.          Until all the covenants and conditions in said Lease on the Tenant’s part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under said Lease.

          6.          Notwithstanding any payments of Basic Rent or Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Tenant either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Tenant, or an action or proceeding is commenced for the benefit of the creditors of the Tenant, and the Landlord is ordered to repay all or any portion of any payments made to Landlord which were received from or on behalf of the Tenant and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Landlord an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Basic Rent and Additional Rent arrears then due and payable.

          If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty (a) shall continue and remain in full force and effect, and (b) if previously terminated as a result of the undersigned having fulfilled the undersigned’s obligations hereunder in full or as a result of the Landlord having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

          7.          The undersigned Guarantor hereby (a) irrevocably consents and submits to the jurisdiction of any federal, state, county or municipal court sitting in the Commonwealth of Pennsylvania in respect to any action or proceeding brought by Landlord against Guarantor arising out of or in any way related to the Guaranty; (b) expressly waives any rights of Guarantor pursuant to the laws of Ireland or any other jurisdiction by virtue of which exclusive jurisdiction of the courts of Ireland or any other jurisdiction might be claimed; (c) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by the mailing of such process to: the law firm of McCausland, Keen & Buckman, Radnor Court, Suite 160, 259 North Radnor, Chester Road, Radnor, Pennsylvania 19087-5240, and hereby agrees that such service shall be deemed sufficient; (d) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceeding; (e) agrees that the laws of the Commonwealth of Pennsylvania shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the Commonwealth of Pennsylvania; and (f) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in Ireland or any other jurisdictions by suit on the judgment or in any other manner provided by law and expressly consents to the affirmation of the validity of any such judgment by the courts of Ireland or any other jurisdiction so as to permit execution thereon.

          8.          Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor shall be limited to an amount equal to the then outstanding and unamortized Construction Allowance, upon the occurrence of a default by Tenant (beyond any applicable cure period) of its rental obligation for the payment of Basic Rent and\or Additional Rent.

           9.          This Guaranty shall apply to the said Lease.

          10.        This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

          IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals as of the 1st day of January, 2001.

ICON PLC, an Ireland corporation

By:

Name:

Title:

[ACKNOWLEDGEMENT]

EXHIBIT G

GENERAL WAIVER OF LIENS

THIS WAIVER OF LIEN (the “Waiver”) is executed as of the ____ day of ___________, 2001, by __________________________, a corporation (“Contractor”) having offices at _________________________.

The background of this Waiver is as follows:

1.
__________________ (“Owner”) is the owner of the property located at __________________, _______________ County, Pennsylvania, as more specifically described on Attachment 1 attached hereto and made part hereof (the “Property”).

2.
Owner intends to erect, construct, improve, equip and complete the construction of certain improvements (the “Improvements”) on the Property. Owner has contracted with the Contractor for the construction of the Improvements pursuant to a contract (the “Contract”).

3.
Contractor agrees that no mechanic’s, materialman’s or any other liens or claims will be filed or maintained against the Improvements or the estate or title of Owner in the Property or any part thereof, or the curtilages appurtenant thereto, either by itself or anyone else for or on account of any work, labor, materials or services supplied by Contractor in the erection, construction or completion of the Improvements on the Property or any of the curtilages appurtenant thereto.

NOW THIS WAIVER WITNESSETH:

1.
Contractor, for itself and anyone else acting or claiming through or under it, for and in consideration of the fee to be paid for Contractor’s services, and intending to be legally bound hereby, does hereby waive and relinquish all right to file a mechanic’s, materialman’s or any other lien or claim, or notice of intention to file any lien or claim and does hereby covenant, promise and agree that no mechanic’s or materialman’s lien or claim to other lien or claim of any kind whatsoever shall be filed or maintained against the Improvements or the estate or title of Owner in the Property or the curtilages appurtenant thereto, by or in the name of Contractor or anyone furnishing labor and/or materials for the Project for work done or materials furnished by Contractor or by any other party acting under or through it, them, or any of them, for and about the Improvements or the Property or any part thereof, or on credit thereof, and that all subcontractors, suppliers, materialmen, and laborers shall look to and hold Contractor personally liable for all subcontracts, work done, and materials, labor and services furnished, so that there shall not be any legal or lawful claim of any kind whatever against Owner for any work done or labor, materials or services furnished under the Contract for and about the erection, construction, improvement, equipping and completion of the Improvements, or under any contract for extra work, or for work supplemental thereto, or otherwise.

2.
This Agreement waiving the right of lien shall be an independent covenant and shall operate and be effective as well with respect to work done and labor, materials and services furnished under any supplemental contract for extra work in the erection, construction, improvement, equipping and completion of the Improvements as to any work done and materials, labor and services furnished under the Contract.

3.
In order to give Owner full power and authority to protect itself, the improvements, the Property, the estate or title of Owner therein, and the curtilages appurtenant thereto, against any and all liens or claims filed by Contractor or anyone acting under or through it in violation of this Waiver, Contractor hereby authorizes and employs the Prothonotary of any Court of the Commonwealth of Pennsylvania to appear as Attorney for it, them, or any of them, in any such Court, and in its or their name or names, (a) to the extent permitted by law, mark satisfied or record at the cost and expense of Contractor or of any subcontractors, materialmen or laborers, any and all claims of liens filed in violation of this Waiver, or (b) cause to be filed and served in connection with such claims or liens (in the name of Contractor or any subcontractors or anyone else acting under or through it, them, or any of them) any pleading or instrument, or any amendment to any pleading or instrument, previously filed by it or them, to incorporate therein as part of the record the waiver contained in this instrument, and for such act or acts this instrument shall be good and sufficient warrant and authority, and a reference to the Court, term and number in which and where this Waiver shall have been filed shall be a sufficient exhibit of the authority herein contained to warrant such action, and Contractor, for itself and for them, does warrant such action, and Contractor, for itself and for them, does hereby remise, release and quit-claim all rights and all manner of errors, defects and imperfections whatsoever in entering such satisfaction or in filing such pleading, instrument or amendment, or in any way concerning them. The authority herein is coupled with an interest and shall be irrevocable.

4.
In the event Contractor consists of more than one person, firm or corporation, the undertakings hereunder of each of such persons, firms or corporations shall be joint and several, and the word “Contractor” shall mean all or some or any of them. For purposes of this Waiver, the singular shall be deemed to include the plural, and the neuter shall be deemed to include the masculine and feminine, as the context may require. This waiver shall be governed by Pennsylvania law.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Contractor has caused this Waiver to be duly executed and delivered on the date first above written.

By:

Name:

Title:

ATTEST:

By:

Name:

Title: